EXHIBIT 5.1

September 5, 2025	WINTHROP & WEINSTINE, P.A. Direct Dial: (612) 604-6400 Direct Fax: (612) 604-6800 info@winthrop.com
Daktronics, Inc.
201 Daktronics Drive
Brookings, South Dakota 57006

    RE: Registration Statement on Form S-8

Ladies and Gentlemen:
We have acted as counsel to Daktronics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company on September 5, 2025 with the U.S. Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale of: (i) two million three hundred thousand (2,300,000) new shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”), under the Daktronics, Inc. 2025 Stock Incentive Plan (the “Plan”), subject to such adjustments as may be required in accordance with the terms of the Plan (the “New Shares”); plus (ii) the unallocated and remaining shares of Common Stock available for grant under the Daktronics, Inc. 2020 Stock Incentive Plan (the “2020 Plan”) as of the date of the 2025 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), of which there were one million three hundred eighty-one thousand seventy-nine (1,381,079) shares of Common Stock unallocated and available for grant as of July 16, 2025, the record date for the Annual Meeting (the “Rollover Shares,” and collectively with the New Shares, the “Shares”).

In rendering the opinions set forth below, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents and corporate and public records, and we have made such examination of law, as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed. The documents examined include, without limitation: (i) the Registration Statement; (ii) the Certificate of Incorporation of Daktronics, Inc. (the “Certificate of Incorporation”) as certified as of September 3, 2025 by the Secretary of State of the State of Delaware; (iii) the Bylaws of Daktronics, Inc., a Delaware Business Corporation Incorporated Under Delaware Law (the “Bylaws,” and together with the Certificate of Incorporation, the “Organizational Documents”); (iv) the Officer’s Reliance Certificate dated September 4, 2025, including all exhibits thereto (the “Reliance Certificate”);
(v) certain resolutions, consents, and written actions of the Board of Directors of the Company (the “Board of Directors”) relating to the Registration Statement and related matters (the “Board Resolutions”); and (vi) a Certificate of Good Standing dated as of September 3, 2025 issued by the Secretary of State of the State of Delaware. In addition, we have made such legal and (except as limited

Daktronics, Inc.
September 5, 2025

below) such factual examinations and inquiries as deemed necessary or appropriate for the purpose of this opinion.

We have assumed for purposes of rendering the opinions set forth herein, without any independent investigation or verification by us, the genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity and completeness of documents submitted to us as originals, the completeness and conformity with authentic original documents of all documents submitted to us as copies, and that all documents, books, and records made available to us by the Company are accurate and complete. We also have relied solely on the Reliance Certificate, without independent investigation, as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based, on such matters of fact.

For purposes of this opinion letter, we have also assumed that:

(a)the Registration Statement and any amendments thereto (including any post-effective amendments) shall have become and remain effective under the Act, and no stop order with respect thereto shall have been issued;

(b)at the time of the offer and sale of the Shares, as described in the Registration Statement, there shall be a sufficient number of shares of Common Stock authorized and unissued under the Certificate of Incorporation as amended and then in effect and not otherwise reserved for issuance;

(c)at the time of the offer and sale of the Shares, the Company shall validly exist and shall be in good standing under the laws of the State of Delaware and shall have the necessary corporate power for making the offer and sale;

(d)at the time of the offer and sale of the Shares:

(i)either (A) certificates representing the Shares shall have been duly executed, countersigned, registered, and delivered to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof or (B) if uncertificated, valid book-entry notations shall have been made in the share or other register of the Company;

(ii)payment for the Shares shall have been made in an amount of the consideration determined in accordance with the Plan and as permitted or required under the Plan, the Delaware General Corporation Law (the “DGCL”); and

(iii)with respect to the matters set forth in subsections (d)(i)-(ii) above, they have been (A) approved by the Company, the Board of Directors, or, if required, the Company’s stockholders and (B) executed or conducted in accordance with the Organizational Documents, the Plan, and, as applicable, any definitive purchase agreement, sales agreement, subscription agreement, underwriting agreement, or similar agreement, and any option, warrant, or other rights to purchase shares of Common Stock currently outstanding;

Daktronics, Inc.
September 5, 2025

(e)all of the Rollover Shares, which were previously registered on the Company’s Registration Statement on Form S-8 (File No. 333- 248591) filed with the Commission on September 3, 2020 (the “2020 Form S-8”) following the approval and adoption of the 2020 Plan, remain unissued and are not subject to outstanding awards under the 2020 Plan as of the date hereof and, pursuant to the terms of the Plan, have been irrevocably transferred for potential issuance exclusively under the Plan;

(f)the Rollover Shares are being registered for offer and sale under the Registration Statement solely with respect to the Plan, and no additional post-effective amendment to, or deregistration under, the 2020 Form S-8 is required to be filed with the Commission; and

(g)the Organizational Documents, the Reliance Certificate, and the Board Resolutions shall be in full force and effect and shall not have been amended, restated, supplemented, or otherwise altered, and there shall be no authorization of any such amendment, restatement, supplement, or alteration, in each case since the date hereof.

Based upon the foregoing and subject to the qualifications, assumptions, and limitations contained herein, we are of the opinion that the Shares are duly authorized and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid, and non-assessable.

The opinion set forth above is subject to the following exceptions, limitations, and qualifications:

We express no opinion as to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought;
(c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; or (d) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law.

This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act and is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. This opinion is not to be used, quoted, or otherwise referred to for any other purpose without our prior written consent, and this opinion does not constitute such prior written consent.

We express no opinion as to the effect of any laws other than the DGCL as in effect on the date hereof. We express no opinion regarding any federal or state securities laws or regulations, and we assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance

Daktronics, Inc.
September 5, 2025

with the Plan, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

This opinion speaks only at and as of its date, it is based solely on the facts and circumstances known to us at and as of such date, and it is limited to the matters expressly set forth herein. No opinion is to be implied or may be inferred beyond the matters expressly stated. We assume no obligation to revise or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

[Signature Page Follows]

Daktronics, Inc.
September 5, 2025

Very truly yours,
WINTHROP & WEINSTINE, P.A.
/s/ Winthrop & Weinstine, P.A.